UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2003

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact names of registrants as specified in their charters)

Delaware Texas (States or other jurisdictions of incorporation)	001-15843 333-48279 (Commission file numbers)	13-3989167 74-1282680 (IRS employer identification nos.)

4444 Brittmoore Road, Houston, Texas (Address of principal executive offices)		77041 (Zip code)

(713) 335-7000
(Registrants’ telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

        On March 31, 2003, Universal Compression Holdings, Inc. (the “Company”) issued a press release announcing the appointment of J. Michael Anderson as Senior Vice President and Chief Financial Officer.  Mr. Anderson will be serving in the position previously held by Richard W. FitzGerald, who left the Company to pursue other interests.  A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)

Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 31, 2003

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC.
(Registrants)

Date: March 31, 2003	By:	/s/ Stephen A. Snider
Stephen A. Snider
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2003